UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 5, 2010

XEROX CORPORATION

(Exact name of registrant as specified in its charter)

New York	001-04471	16-0468020
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

45 Glover Avenue P.O. Box 4505 Norwalk, Connecticut	06856-4505
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (203) 968-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

On February 5, 2010, Xerox Corporation (“Xerox”) filed a Form 8-K to report that, pursuant to an Agreement and Plan of Merger, dated as of September 27, 2009 among Xerox, Boulder Acquisition Corp. (“Merger Sub”), a wholly owned subsidiary of Xerox, and Affiliated Computer Services, Inc. (“ACS”), ACS merged with and into the Merger Sub (the “Merger”). The Merger closed and became effective on February 5, 2010. This Form 8-K/A is being filed to provide the pro forma financial information described under Item 9.01(b) below.

Item 9.01	Financial Statements and Exhibits.

(b) Pro forma financial information.

The required unaudited pro forma condensed combined financial information as of and for the nine months ended September 30, 2009 and for the year ended December 31, 2008 is attached hereto as Exhibit 99.1 and is incorporated in its entirety herein by reference.

(d) Exhibits.

Exhibit Number	Description
99.1	Unaudited pro forma condensed combined financial information as of and for the nine months ended September 30, 2009 and for the year ended December 31, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: February 25, 2010	XEROX CORPORATION

	By:	/S/ DON H. LIU
	Name:	Don H. Liu
	Title:	Secretary

EXHIBIT INDEX

Exhibit Number	Description
99.1	Unaudited pro forma condensed combined financial information as of and for the nine months ended September 30, 2009 and for the year ended December 31, 2008.